CUSTODIAN AGREEMENT

         THIS AGREEMENT, dated as of January 29, 2003, between the STI Classic Funds and STI Classic Variable Trust, each an open-end management investment company organized under the laws of the Commonwealth of Massachusetts and registered with the Commission under the 1940 Act (each a FUND AND COLLECTIVELY THE FUNDS), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&CO. or the CUSTODIAN).


                              W I T N E S S E T H:

         WHEREAS, each Fund wishes to employ BBH&Co. to act as custodian for the Fund and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Funds and BBH&Co. hereby agree, as follows:


1. APPOINTMENT OF CUSTODIAN. The terms of this agreement shall apply separately and respectively to each Fund and to each separate portfolio of each Fund that is designated by such Fund as a separate account on the books of the Custodian.. Each Fund hereby appoints BBH&Co. as the Fund's custodian, and BBH&Co. hereby accepts such appointment. All Investments of a Fund delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement and any attachments or schedules thereto. The duties of the Custodian with respect to a Fund's Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.


2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FUND. Each Fund hereby represents, warrants and covenants each of the following:

                  2.1 This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Fund. This Agreement does not violate any Applicable Law or conflict with or constitute a default under the Fund's prospectus or other organic document, agreement, judgment, order or decree to which the Fund is a party or by which it or its Investments is bound.

                  2.2 By  providing  an  Instruction  with  respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Fund shall be deemed to have confirmed to the Custodian that the Fund has (a) assessed all material Country or Sovereign Risks and accepted responsibility for their occurrence (b) made all determinations required to be made by the Fund under the 1940 Act, save those delegated to the Custodian pursuant to Delegation Schedule attached hereto and (iii) if deemed appropriate by the Fund, adequately disclosed to its shareholders and prospective investors, all material investment risks, including any Country Risks. Nothing in this section shall relieve the Custodian of its responsibility for performance of its duties under Section 8.2 with respect to foreign depository information in connection with Rule 17f-7 under the 1940 Act.

                  2.3 The Fund shall safeguard and shall solely be responsible for its safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it (except to the extent that any failure by Fund to safe keep such devices or statements is beyond its reasonable control or is caused or contributed to by the Custodian or by the design, or intended use or manufacture of the device or statement). In furtherance and not limitation of the foregoing, in the event the Fund utilizes any on-line service offered by the Custodian, the Fund and the Custodian shall be fully responsible for the security of its own connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof (except to the extent that any failure by Fund to safe keep such devices or statements is beyond its reasonable control or is caused or contributed to by the Custodian or by the design, or intended use or manufacture of the device or statement). Additionally, if the Fund uses any on-line or similar communications service made available by the Custodian, the Fund shall be solely responsible for ensuring the security of its access to the service and for the use of the service (except to the extent that any failure by Fund to safe keep such devices or statements is beyond its reasonable control or is caused or contributed to by the Custodian or by the design, or intended use or manufacture of the device or statement) and shall only attempt to access the service and the Custodian's computer systems as directed by the Custodian. If the Custodian provides any computer software to the Fund relating to the services described in this Agreement, the Fund will only use the software for the purposes for which the Custodian provided the software to the Fund, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the Fund.


3. REPRESENTATION AND WARRANTY OF BBH&CO. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound. BBH further represents and warrants that it has adopted and maintains reasonable procedures to provide for continued services in the event of an emergency or disaster.

4. INSTRUCTIONS. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term INSTRUCTION shall mean a directive initiated by the Fund, acting directly or through its board of trustees, officers or other Authorized Persons, which directive shall conform to the requirements of this Section 4.

         4.1 AUTHORIZED PERSONS. For purposes hereof, an AUTHORIZED PERSON shall be a person or entity authorized by the Fund to give Instructions for or on behalf of the Fund and designated as such by written notices from the Fund to the Custodian (or otherwise in accordance with procedures delivered to and acknowledged by the Custodian). The Custodian may treat any Authorized Person as having full authority of the Fund to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of previously designated Authorized Persons until it receives appropriate written notice from the Fund to the contrary.

         4.2 FORM OF INSTRUCTION. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Fund from time to time unless the Fund shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

                  4.2.1 FUND DESIGNATED SECURED-TRANSMISSION METHOD. Instruc-tions may be transmitted through a secured or tested electro-mechanical means identified by the Fund or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the Authorized Person (unless such method is a product proprietary to the Custodian and offered to the Fund by the Custodian).

                  4.2.2 WRITTEN INSTRUCTIONS. Instructions may be transmitted in a writing that bears the manual signature of an Authorized Person.

                  4.2.3 OTHER FORMS OF INSTRUCTION. Instructions may also be transmitted by another means determined by the Fund or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

         When an Instruction  is given by means  established  under  Subsections
4.2.1 through 4.2.3 above, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but such Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances (unless such method is a product proprietary to the Custodian and offered to the Fund by the Custodian). Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto.

With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reasonable reliance on inaccurately stated, illegible or unauthorized telefax instructions. Custodian shall promptly notify the Fund once it becomes aware that it has received an illegible or unauthorized Instruction and shall be protected in waiting to act until such Instruction is clarified. The provisions of Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. The Funds Transfer Services Schedule and the Electronic and Online Services Schedule to this Agreement shall comprise a designation of form of a means of delivering Instructions for purposes of this Section 4.2.

         4.3 COMPLETENESS AND CONTENTS OF INSTRUCTIONS. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the Fund's Investments and upon any delivery and transfer of any Investment or moneys, the person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

                  4.3.1 The transaction date and the date and location of settlement;

                  4.3.2  The specification of the type of transaction;

                  4.3.3 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description; and

                  4.3.4 The name of the broker or similar entity concerned with execution of the transaction.

         If the Custodian shall determine that an Instruction is either unclear or incomplete, the Custodian will give prompt notice of such determination to the Fund, and the Fund shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

         4.4 TIMELINESS OF INSTRUCTIONS. In giving an Instruction, the Fund shall take into consideration generally acknowledged or known delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established, and communicated to the Fund in advance and in writing, specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such Instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Fund.

5. SAFEKEEPING OF FUND ASSETS. The Custodian shall hold Investments delivered to it or Subcustodians for the Funds in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or (b) pre-existing faults or defects in Investments that are delivered to the Custodian or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of each Fund (and portfolio) and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Fund (and for the relevant portfolio) or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

         5.1 USE OF SECURITIES DEPOSITORIES. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for each Fund (or portfolio) or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository with appropriate identification of the Fund's (and portfolio's) Investments on the Custodian's books. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian (or any nominee or agent of either) from holding its client assets in such a non-proprietary account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Fund (or portfolio) or for benefit of clients of the Custodian generally on its own books with appropriate identification of each Fund's (or portfolio's) Investments on the Custodian's books.

         5.2 CERTIFICATED ASSETS. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

         5.3 REGISTERED ASSETS. Investments that are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund or a nominee for any of the foregoing, and may be held in any manner set forth in paragraph 5.2.

         5.4 BOOK ENTRY ASSETS. Investments that are represented by book-entry may be so held in an account maintained by the Book-entry Agent on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository.

         5.5 REPLACEMENT OF LOST INVESTMENTS. In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss or, if less, such other amount as shall be agreed by the parties as the date for settlement.

6. ADMINISTRATIVE DUTIES OF THE CUSTODIAN. The Custodian shall perform the following administrative duties with respect to Investments of the Fund.

         6.1 PURCHASE OF INVESTMENTS. Pursuant to Instruction, Investments purchased for the account of the Fund (or portfolio) shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

         6.2 SALE OF INVESTMENTS. Pursuant to Instruction, Investments sold for the account of the Fund (or portfolio) shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

         6.3 DELIVERY AND RECEIPT IN CONNECTION WITH BORROWINGS OF THE FUND OR OTHER COLLATERAL AND MARGIN REQUIREMENTS. Pursuant to Instruction, the Custodian may deliver or receive Investments or cash of the Fund (or portfolio) in connection with borrowings or loans by the Fund (or portfolio) and other collateral and margin requirements.

         6.4 FUTURES AND OPTIONS. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Fund and a futures commission merchant regarding margin (TRI-PARTY AGREEMENT), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (MARGIN ACCOUNT), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Fund shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6 under the 1940 Act. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

         6.5 CONTRACTUAL OBLIGATIONS AND SIMILAR INVESTMENTS. From time to time, the Fund's Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.

         6.6 EXCHANGE OF SECURITIES. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of the Fund for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

         6.7 SURRENDER OF SECURITIES. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

         6.8 RIGHTS, WARRANTS, ETC. Pursuant to Instruction, the Custodian shall
(a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deposit securities in response to any invitation for the tender thereof.

         6.9 MANDATORY CORPORATE ACTIONS. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund's account and promptly notify the Fund of such action; and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

         6.10 INCOME COLLECTION. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Fund with respect to Investments (including without limitation dividends, interest and other income and distribution payable thereon) and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default; or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

         6.11 OWNERSHIP CERTIFICATES AND DISCLOSURE OF THE FUND'S INTEREST. The Custodian is hereby authorized to execute on behalf of the Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments. With respect to securities issued in the United States of America, the Custodian MAY NOT release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund. With respect to securities issued outside of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

         6.12 PROXY MATERIALS. The Custodian shall promptly deliver, or cause to be delivered, to the Fund proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian or any nominee.

         6.13. TAXES. The Custodian shall use its good faith efforts consistent with the standard of care to obtain refunds of taxes withheld on dividends and interest payments received by the Fund that are available under applicable tax laws, treaties, and regulations. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Fund's tax status that is received from or on behalf of the Fund without duty of separate inquiry (subject to Section 13.9 herein).

         6.14 OTHER DEALINGS. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys (including payments of dividends and distributions to Fund shareholders and payments of Fund expenses) or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made.

The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Custodian shall account to the Fund with respect to such expenses.

In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection with therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold) received by the Custodian from issuers of the Investments being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the Investments whose tender or exchange is sought and from the party (or its agent) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer and any other similar transaction, the Fund shall notify the Custodian prior to the date on which the Custodian is to take such action.

7. CASH ACCOUNTS, DEPOSITS AND MONEY MOVEMENTS. Subject to the terms and conditions set forth in this Section 7, the Fund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Fund maintains Investments or in such other currencies as the Fund shall from time to time request by Instruction.

         7.1 TYPES OF CASH ACCOUNTS. Cash accounts opened on the books of the Custodian (PRINCIPAL ACCOUNTS) shall be opened in the name of the Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 10. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund, in the name of the Custodian or in the name of the Custodian for its customers generally, but reflected on the books of the Custodian as being held for the Fund (AGENCY ACCOUNTS). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment. Nothing in this section shall relieve the Custodian from responsibility for selection and monitoring of Foreign or Domestic Subcustodians with due care as required by the terms of this Agreement.

         7.2 PAYMENTS AND CREDITS WITH RESPECT TO THE CASH ACCOUNTS. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund's Investments, payments of dividends and distributions to Fund shareholders, payments of Fund expenses, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency

Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. The Custodian shall give the Fund prompt notice of any such reversal. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

         7.3 CURRENCY AND RELATED RISKS. Except as otherwise provided herein, the Fund bears risks of holding or transacting in any currency. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or adversely affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been prevented or adversely affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 10 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

         7.4 FOREIGN EXCHANGE TRANSACTIONS. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction unless such limitation was also in effect on the trade date of the transaction.

                           7.4.1 THIRD PARTY FOREIGN EXCHANGE TRANSACTIONS.  The
                  Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund's Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and
                  Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received and (c) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options, and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange. Nothing in this section shall relieve the Custodian of its responsibility for its own actions in connection with such transactions.

                           7.4.2 FOREIGN EXCHANGE WITH THE CUSTODIAN AS PRINCIPAL. The Custodian may undertake foreign exchange transactions with the Fund as principal as the Custodian and the Fund may agree from time to time. In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by
                  Instruction  in  the  absence  of  specific  agreement,   such
                  transaction will be performed in accordance with the usual commercial terms of the Custodian.

         7.5 DELAYS. In the event that a delay shall have been caused by the negligence, bad faith or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to and indemnify the Fund for damages, plus: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash that are not due to the Custodian's own negligence, bad faith or willful misconduct.

         7.6 ADVANCES. If, for any reason in the proper conduct of its safekeeping duties pursuant to Section 5 hereof or its administration of the Fund's assets pursuant to Section 6 hereof, the Custodian or any Subcustodian advances monies to facilitate settlement or otherwise for benefit of the Fund
(whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Fund hereby does:

                           7.6.1 acknowledge that the Fund shall have no right or title to any Investments purchased with such Advance save a right to receive such Investments upon: (a) the debit of the Principal or Agency Account; or, (b) if such debit would produce an overdraft in such account, other reimbursement of the associated Advance;

                           7.6.2 grant to the  Custodian a security  interest in
                  all Investments; and,

                           7.6.3  agree  that  the   Custodian  may  secure  the
                  resulting Advance by perfecting a security interest in all Investments under Applicable Law.

         Neither the Custodian nor any Subcustodian shall be obligated to advance monies to the Fund, and in the event that such Advance occurs, any transaction giving rise to an Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made by a Subcustodian or any other person, the Custodian may assign the security interest and any other rights granted to the Custodian hereunder to such Subcustodian. If the Fund shall fail to repay when due the principal balance of an Advance and accrued and unpaid interest thereon, the Custodian or its assignee, as the case may be, shall be entitled to utilize the available cash balance in any Agency or Principal Account and (to the extent that cash is insufficient) to dispose of any Investments to the extent necessary to recover payment of all principal of, and interest on, such Advance in full. The Custodian may assign any rights it has under this Section to a Subcustodian. Any security interest in Investments taken hereunder shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code (1997). Accordingly, the Custodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

         7.7 INTEGRATED ACCOUNT. For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to a Fund's obligations to the Custodian, or its assignee, and balances in such Principal Accounts shall be available for satisfaction of the Fund's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8. SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Subject to the provisions hereinafter set forth in this Section 8, the Fund hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians. With respect to Investments held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

         8.1 DOMESTIC SUBCUSTODIANS AND SECURITIES DEPOSITORIES. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of the Fund in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank and of the Securities and Exchange
         Commission. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States. The Custodian shall only use depositories that qualify as such under Rule 17f-4 and shall hold Investments of the Fund in such depositories in a manner consistent with the provisions of the rule governing the manner in which a custodian may maintain securities in such a depository.

                  8.2 FOREIGN SUBCUSTODIANS AND SECURITIES DEPOSITORIES. Unless instructed otherwise by the Fund, the Custodian may deposit and/or maintain non-U.S. Investments of the Fund in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.2.4 below, the Custodian shall have prepared and delivered to the Fund a written assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection
         8.2.3 of this Section. Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund outside the United States in accordance with the Delegation Schedule. Such appointment of foreign Subcustodians shall be subject to approval of the Fund in accordance with Subsections
         8.2.1 and 8.2.2 hereof, and use of non-U.S. Securities Depositories shall be subject to the terms of Subsections 8.2.3 and 8.2.4 hereof. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the Fund's ability to invest in such country. Nothing in this Section shall relieve the Custodian of its responsibility for performance of its duties under Section 8.2.3 or the Delegation Schedule.

                           8.2.1 BOARD APPROVAL OF FOREIGN SUBCUSTODIANS. Unless
                  and except to the extent that the Board has delegated to and the Custodian has accepted delegation of review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 8.2.2 below, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of the Fund outside the United States, obtain written confirmation of the approval of the Board of Trustees or Directors of the Fund with respect to (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person.

                           8.2.2 DELEGATION OF BOARD REVIEW OF SUBCUSTODIANS. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Fund's Board. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached Delegation Schedule to this Agreement.

                           8.2.3 MONITORING AND RISK ASSESSMENT OF SECURITIES DEPOSITORIES. Prior to the placement of any assets of the Fund with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Fund or its authorized representative a written assessment of the custody risks associated with maintaining assets within such Securities Depository, which shall include a determination as to whether the Securities Depository qualifies as an "eligible securities depository" as defined under Rule 17f-7; (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository and the continued qualification of the Depository as an "eligible securities depository" on a continuing basis, and to promptly notify the Fund or its Investment Adviser of any material changes in such risk or qualification; and (c) will promptly notify Fund in writing of any such material changes. In performing its duties under this subsection, the Custodian shall use reasonable care, prudence and diligence, and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository;

                  (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has acted with reasonable care in performing its monitoring and assessment duties, gathering such information, choosing such sources, and relying on such information and sources. The risk assessment shall be provided to the Fund or its Investment Advisor by such means as the Custodian and Fund shall reasonably agree. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information.



         8.3 RESPONSIBILITY FOR SUBCUSTODIANS. Except as provided in the last sentence of this Section 8.3, the Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Subcustodian to the extent that the Custodian would be liable to the Fund hereunder.

         8.4 NEW COUNTRIES. The Custodian and the Fund will work together in good faith to arrange for custody in such new markets as the Fund may request, recognizing that it may not be possible to secure an eligible foreign custodian meeting the requirements of Rule 17f-5 under the Act. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of such local safekeeping agent shall be at the sole risk of the Fund.

9. THIRD PARTY SECURITIES LENDING. In addition to the Custodian's other responsibilities hereunder, the Fund hereby directs the Custodian to, among the other activities as shall be set forth in the 3rd Party Lending Agent/BBH&Co. Securities Lending Operating Document (the "Guidelines") by and among the Fund, the Custodian and the Fund's designated third party lending agent (the "Lending Agent"), deliver securities out of custody to a borrower and to receive securities from a borrower (the "Securities Lending Activities") in accordance with instructions received from time to time from the Lending Agent. In so directing the Custodian, both parties agree that the Custodian shall be responsible for exercising reasonable care in acting on the instructions of the Lending Agent. But, absent Custodian's negligence, bad faith and willful misconduct in the performance of its duties under this Agreement, the Custodian shall not be liable to the Fund for the acts or omissions of the Lending Agent and for any risks in connection with Securities Lending Activities. Accordingly, the Fund hereby acknowledges certain risks inherent in the lending of securities through a third party lending agent, including, but not limited to such risks as outlined below, and agrees that such risks are for the account of the Fund:

o the failure or insolvency of any third party (including any issuer of any of security which is a part of the Securities Lending Activities or book-entry or other agent of such an issuer, any counterparty with respect to any such securities, a borrower, the Lending Agent, or any other third parties similarly beyond the control or choice of the Custodian);

o    the default of a borrower and any resulting damages;

o the late return of loaned securities by the borrower which results in market buy-ins, or failed trades and the penalties and costs related thereto resulting from the late return of a loan, a late or incorrect loan instruction, or any other reason for which the Custodian is not responsible;

o the failure of any third party including the Lending Agent to inform the Custodian, the Fund or a borrower of pending corporate actions;

o the failure of the Custodian to inform the Lending Agent, the Fund or a borrower of pending corporate actions for securities of a particular issuer on loan, but only to the extent that all such securities are on loan when the Custodian receives notice of the corporate action;

o the receipt of collateral in connection with securities lending activities (including any mark to market of an outstanding loan), which shall be held by the Lending Agent or its agent;

o    the market risks associated with the investment of collateral;

o the legal, tax or regulatory issues inherent in any jurisdiction in which securities are loaned; and

o the failure of the Lending Agent to properly safe keep and administer any securities of the Fund held overnight by the Lending Agent.

The Fund further acknowledges and agrees in connection with the Securities Lending Activities, that the Custodian in its sole discretion may refuse to settle any transaction for certain types of securities, or any transaction occurring in certain markets in contravention of applicable law or regulation or which might give rise to material adverse tax consequences. In the event that the Fund or its Lending Agent transmits an instruction to which the previous sentence applies, the Custodian shall promptly provide the Fund with written or other agreed-form notice of such fact.

10. RESPONSIBILITY OF THE CUSTODIAN. In performing its duties and obligations hereunder, the Custodian shall exercise good faith, and use reasonable care. Subject to the specific provisions of this Section, the Custodian shall be liable for any damage incurred by the Fund in consequence of the Custodian's (or its employees, partners or officers) negligence, bad faith or willful misconduct. In no event shall either party be liable hereunder to the other for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement. It is agreed that, except as otherwise provided herein, the Custodian shall have no duty to assess the risks inherent in the Fund's Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

         10.1 LIMITATIONS OF PERFORMANCE. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

                           10.1.1 FORCE  MAJEURE.  FORCE  MAJEURE shall mean any
                  circumstance or event which is beyond the reasonable control of the Fund, Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Fund or the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event beyond the relevant party's reasonable control which caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total,
                  (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the party's reasonable control.

                  The Fund shall not be responsible under this Agreement and shall not be liable hereunder for any loss or damage in consequence of any Force Majeure circumstance or event.

                           10.1.2 COUNTRY RISK. COUNTRY RISK shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets. Nothing under this section shall relieve the Custodian of its responsibilities under
                  Section 8.2.3 of this Agreement or the Delegation Schedule attached hereto.

                           10.1.3 SOVEREIGN RISK.  SOVEREIGN RISK shall mean, in
                  respect of any jurisdiction, including the United States of America, where Investments is acquired or held hereunder or under a Subcustody Agreement, all risks of (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any Investments by any governmental authority, whether de facto or de jure, (iv) any devaluation or revaluation of the currency,
                  (d) the imposition of taxes, levies or other charges affecting Investments, (vi) any change in the Applicable Law, or (e) any other economic or political risk incurred or experienced.

         Nothing in this section shall relieve Custodian of its obligations under Section 8.2.3.

         10.2. LIMITATIONS ON LIABILITY. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

                           10.2.1 FAILURE OF THIRD  PARTIES.  The failure of any
                  third party (other than a Subcustodian or agent for which the Custodian is responsible in accordance with the terms of this Agreement) including: (a) any issuer of Investments or book-entry or other agent of and issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, Foreign Custody Manager or other agent (other than a Subcustodian or agent for which the Custodian is responsible in accordance with the terms of this Agreement) of the Fund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

                           10.2.2  INFORMATION  SOURCES.  The Custodian may rely
                  upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith and has acted with reasonable care.

                           10.2.3 RELIANCE ON INSTRUCTION. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Fund's declaration of trust, certificate of incorporation or by-laws, Applicable Law, or actions by the trustees, directors or shareholders of the Fund.

                           10.2.4   RESTRICTED   SECURITIES.   The   limitations
                  inherent in the rights, transferability or similar investment characteristics of a given Investment of the Fund.

11. INDEMNIFICATION. Except for such claims and liabilities as may arise from the negligence, bad faith willful misconduct or other breach of this Agreement, each Fund hereby indemnifies the Custodian and each Subcustodian, and their respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement, any Instruction and the Securities Lending Activities. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the

Custodian, the Custodian shall promptly give written notice to the Fund. Not more than thirty (30) days following the date of such notice, unless the Custodian shall be liable under Section 8 hereof in respect of such claim, the Fund will pay the amount of such claim or reimburse the Custodian for any payment made by the Custodian in respect thereof. Except for such claims and liabilities as may arise from the Fund's negligence, bad faith, willful misconduct or other breach of this Agreement, the Custodian hereby indemnifies the Fund and its employees, officers, trustees and agents, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them for which the Custodian is responsible under this Agreement.

12. REPORTS AND RECORDS. The Custodian shall:

                  12.1 create and maintain records relating to the performance of its obligations under this Agreement (including without limitation such reports as may be required pursuant to Section 31(a) of the 1940 Act and the rules thereunder) ;

                  12.2 make  available  to the Fund,  its  auditors,  agents and employees,  during  regular  business  hours  of  the  Custodian,  upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to paragraph 12.1 above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

                  12.3 make available to the Fund all Electronic Reports; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

         The Fund shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless the Fund delivers written notice of any such discrepancy or error within a reasonable time after its receipt thereof, such records shall be deemed to be true and accurate. It is understood that the Custodian now obtains and will in the future obtain information on the value of assets from outside sources that may be utilized in certain reports made available to the Fund. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information.

13.      MISCELLANEOUS.

         13.1 LIMITATION OF LIABILITY. The execution and delivery of this Agreement have been authorized by the Board of Trustees of each Fund and signed by an authorized officer of each Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Funds, but bind only the appropriate property of the Fund, portfolio, or Class, as provided in the relevant Trust's Declaration of Trust. Further, no Fund or portfolio will be liable or responsible for the acts, omissions or obligations of another Fund or portfolio.

         13.2 PROXIES, ETC. The Fund will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, the services contemplated by this Agreement.

         13.3 ENTIRE AGREEMENT. Except as specifically provided herein, this Agreement (together with any exhibits, schedules or other agreements or documents referenced herein) constitutes the entire agreement between the Fund and the Custodian with respect to the subject matter hereof. Accordingly, this Agreement supersedes any custody agreement or other oral or written agreements heretofore in effect between the Fund and the Custodian with respect to the custody of the Fund's Investments.

         13.4 WAIVER AND AMENDMENT. No provision of this Agreement may be waived, amended or modified, and no addendum to this Agreement shall be or become effective, or be waived, amended or modified, except by an instrument in writing executed by the party against which enforcement of such waiver, amendment or modification is sought; provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, shall be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.

         13.5 GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. The parties hereby agree to the non-exclusive jurisdiction of federal courts sitting in the State of New York or the Commonwealth of Massachusetts, or of the State courts of either such State or such Commonwealth.

         13.6 NOTICES. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested,
(c)  by  a  nationally   recognized  overnight  courier,  or  (d)  by  facsimile
transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

                  If to the Fund:

                           Attn:               ]

                  Telephone:        [          ]
                  Facsimile         [          ]

                  If to the Custodian:

                  Brown Brothers Harriman & Co.
                  40 Water Street
                  Boston, Massachusetts 02109
                           Attn:  Manager, Securities Department
                  Telephone:        (617) 772-1818
                  Facsimile:        (617) 772-2263,

         or such other address as the Fund or the Custodian may have designated in writing to the other.

         13.7 HEADINGS. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         13.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Fund and the Custodian.

         13.9 CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

         13.10 COUNSEL. In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel regularly retained by the Custodian in respect of such matters, (ii) counsel for the Fund or (iii) such counsel as the Fund and the Custodian may agree upon, with respect to all matters, and, provided that the Fund has been appropriately notified of such advice, the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

14. DEFINITIONS. The following defined terms will have the respective meanings set forth below.

         14.1 ADVANCE(S) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include amounts paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund.

         14.2 AGENCY ACCOUNT(S) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section
7.1 hereof.

         14.3 AGENT(S)  shall have the meaning set forth in the last sentence of
Section 6 hereof.

         14.4 APPLICABLE LAW shall mean with respect to each  jurisdiction,  all
(a) laws, statutes,  treaties,  regulations,  guidelines (or their equivalents);
(b) orders,  interpretations  licenses and permits; and (c) judgments,  decrees, injunctions writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

         14.5 AUTHORIZED PERSON(S) shall mean any person or entity authorized to give Instructions on behalf of the Fund in accordance with Section 4.1 hereof.

         14.6 BOOK-ENTRY AGENT(S) shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

         14.7 CLEARING CORPORATION shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

         14.8 DELEGATION SCHEDULE shall mean any schedule entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5 under the 1940 Act.

         14.9 ELECTRONIC AND ONLINE SERVICES SCHEDULE shall mean any schedule to this agreement entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning electronic and online services as described therein and as may be made available from time to time by the Custodian to the Fund.

         14.10 ELECTRONIC REPORTS shall mean any reports prepared by the Custodian and remitted to the Fund or its authorized representative via the internet or electronic mail.

         14.11 FOREIGN CUSTODY MANAGER shall mean the Fund's foreign custody manager appointed pursuant to Rule 17f-5 under the 1940 Act.

         14.12 FOREIGN FINANCIAL REGULATORY AUTHORITY shall have the meaning given by Section 2(a)(50) of the 1940 Act.

         14.13 FUNDS TRANSFER SERVICES SCHEDULE shall mean any schedule entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Fund.

         14.14 GUIDELINES shall have the meaning assigned in Section 9 hereof.

         14.15 GLOBAL CUSTODY NETWORK LISTING shall mean the Countries approved by the Fund and Subcustodians SELECTED by the Custodian in connection with Investments in non-U.S. Markets.

         14.16 INSTRUCTION(S) shall have the meaning assigned in Section 4 hereof.

         14.17 INVESTMENT ADVISOR shall mean any person or entity that is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Fund's Investments.

         14.18 INVESTMENT(S) shall mean any investment asset of the Fund, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets.

         14.19 LENDING AGENT shall have the meaning assigned in Section 9 hereof.

         14.20 MARGIN ACCOUNT shall have the meaning set forth in Section 6.4 hereof.

         14.21 PRINCIPAL ACCOUNT(S) shall mean deposit accounts of the Fund carried on the books of BBH&Co. as principal in accordance with Section 7 hereof.

         14.22 SAFEKEEPING ACCOUNT shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

         14.23 SECURITIES DEPOSITORY shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

         14.24 SECURITIES  LENDING ACTIVITIES shall have the meaning assigned in
Section 9 hereof.

         14.25 SUBCUSTODIAN(S) shall mean each bank appointed by the Custodian pursuant to Section 8 hereof, but shall not include Securities Depositories.

         14.26  TRI-PARTY  AGREEMENT shall have the meaning set forth in Section
6.4 hereof.

         14.27    1940 ACT shall mean the Investment Company Act of 1940.

15. COMPENSATION. The Fund agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Fund and the Custodian in effect on the date hereof or as amended from time to time, and (b) all out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time provided that such fees and expenses are timely accounted to the Fund. Amounts payable by the Fund under and pursuant to this
Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

16. TERMINATION. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement. Upon termination the Custodian shall take reasonable and customary steps to facilitate transition including, without limitation, the transfer of Fund records.

         16.1 NOTICE AND EFFECT. This Agreement may be terminated by either party by written notice effective no sooner than seventy-five (75) consecutive calendar days following the date that notice to such effect shall be delivered to other party at its address set forth in paragraph 13.5 hereof.

         16.2 SUCCESSOR CUSTODIAN. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Fund's Investments in accordance with Instructions.

         16.3 DELAYED SUCCESSION. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten (10) consecutive calendar days written notice to the Fund either (a) deliver the Investments of the Fund held hereunder to the Fund at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $2,000,000 USD equivalent and operating under the Applicable law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Fund. In the event that Investments or moneys of the Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Fund to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.               STI CLASSIC FUNDS
                                            AND
                                            STI CLASSIC VARIABLE TRUST

By: /s/ Stokley P. Towles                   By:  /s/ Timothy D. Barto
    ----------------------------            ------------------------------

Name:    Stokley P. Towles                  Name:     Timothy D. Barto
Title:   Partner                            Title:    Vice President
Date:    February 11, 2003                  Date:     February 13, 2003

             FUNDS TRANSFER SERVICES SCHEDULE TO CUSTODIAN AGREEMENT

1. EXECUTION OF PAYMENT ORDERS. Brown Brothers Harriman & Co. (the CUSTODIAN) is hereby instructed by STI Classic Funds and STI Classic Variable Trust (the COMPANY) to execute each payment order, whether denominated in United States dollars or other applicable currencies, received by the Custodian in the Company's name as sender and authorized and confirmed by an Authorized Person as defined in a Custodian Agreement dated as of January 29, 2003 by and between the Custodian and the Company, as amended or restated from time thereafter (the AGREEMENT), provided that the Company has sufficient available funds on deposit in a Principal Account as defined in the Agreement and provided that the order
(i) is received by the Custodian in the manner specified in this Funds Transfer Services Schedule or any amendment hereafter; (ii) complies with any written instructions and restrictions of the Company as set forth in this Funds Transfer Services Schedule or any amendment hereafter; (iii) is authorized by the Company or is verified by the Custodian in compliance with a security procedure set forth in Paragraph 2 below for verifying the authenticity of a funds transfer communication sent to the Custodian in the name of the Company or for the detection of errors set forth in any such communication; and (iv) contains sufficient data to enable the Custodian to process such transfer.

2. SECURITY PROCEDURE. The Company hereby elects to use the procedure selected below as its security procedure (the SECURITY PROCEDURE). The Security Procedure will be used by the Custodian to verify the authenticity of a payment order or a communication amending or canceling a payment order. The Custodian will act on instructions received provided the instruction is authenticated by the Security Procedure. The Company agrees and acknowledges in connection with (i) the size, type and frequency of payment orders normally issued or expected to be issued by the Company to the Custodian, (ii) all of the security procedures offered to the Company by the Custodian, and (iii) the usual security procedures used by customers and receiving banks similarly situated, that authentication through the Security Procedure shall be deemed commercially reasonable for the authentication of all payment orders submitted to the Custodian. The Company hereby elects (PLEASE CHOOSE ONE) the following Security Procedure as described below:

     [  ] BIDS AND  BIDS  WORLDVIEW  PAYMENT  PRODUCTS.  BIDS and BIDS Worldview
          Payment Products, are on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Company shall each be responsible for maintaining the confidentiality of passwords or other codes to be used by them in connection with BIDS. The Custodian will act on instructions received through BIDS without duty of further confirmation unless the Company notifies the Custodian that its password is not secure.

     [ ] SWIFT. The Custodian and the Company shall comply with SWIFT's authentication procedures. The Custodian will act on instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

     [ ] TESTED TELEX. The Custodian will accept payment orders sent by tested telex, provided the test key matches the algorithmic key the Custodian and Company have agreed to use.

     [ ] COMPUTER TRANSMISSION. The Custodian is able to accept transmissions sent from the Company's computer facilities to the Custodian's computer facilities provided such transmissions are encrypted and digitally certified or are otherwise authenticated in a reasonable manner based on available technology. Such procedures shall be established in an operating protocol between the Custodian and the Company.

     [ ] TELEFAX INSTRUCTIONS. A payment order transmitted to the Custodian by telefax transmission shall transmitted by the Company to a telephone number specified from time to time by the Custodian for such purposes. If it detects no discrepancies, the Custodian will then either:

                  1. If the telefax requests a repetitive payment order, the Custodian may call the Company at its last known telephone number, request to speak to the Company or Authorized Person, and confirm the authorization and the details of the payment order (a CALLBACK); or

                  2. If the telefax requests a non-repetitive order, the Custodian will perform a Callback.

         All faxes must be accompanied by a fax cover sheet that indicates the sender's name, company name, telephone number, fax number, number of pages, and number of transactions or instructions attached.

     [ ] Telephonic. A telephonic payment order shall be called into the Custodian at the telephone number designated from time to time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person. The Custodian shall obtain the payment order data from the caller. The Custodian shall then:

                  1. If a telephonic repetitive payment order, the Custodian may perform a Callback; or

                  2.  If  a  telephonic   non-repetitive   payment  order,   the
                      Custodian will perform a Callback.

In the event the Company chooses a procedure which is not a Security Procedure as described above, the Company agrees to be bound by any payment order (whether or not authorized) issued in its name and accepted by the Custodian in compliance with the procedure selected by the Company.

3. REJECTION OF PAYMENT ORDERS. The Custodian shall give the Company prompt notice of the Custodian's rejection of a payment order. Such notice may be given in writing or orally by telephone, each of which is hereby deemed commercially reasonable. In the event the Custodian fails to execute a properly executable payment order and fails to give the Company immediate notice of the Custodian's non-execution, the Custodian shall be liable only for the Company's actual damages. Notwithstanding anything in this Funds Transfer Services Schedule and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential or special damages under this Funds Transfer Services Schedule, even if the Custodian has been advised of the possibility of such damages.

4. CANCELLATION OF PAYMENT ORDERS. The Company may cancel a payment order but the Custodian shall have no liability for the Custodian's failure to act on a cancellation instruction unless the Custodian has received such cancellation instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian's execution of the order. Any cancellation shall be sent and confirmed in the manner set forth in Paragraph 2 above.

5. RESPONSIBILITY FOR THE DETECTION OF ERRORS AND UNAUTHORIZED PAYMENT ORDERS. Except as may be provided, the Custodian is not responsible for detecting any Company error contained in any payment order sent by the Company to the Custodian. In the event that the Company's payment order to the Custodian either
(i) identifies the beneficiary by both a name and an identifying or bank account number and the name and number identify different persons or entities, or (ii) identifies any bank by both a name and an identifying number and the number identifies a person or entity different from the bank identified by name, execution of the payment order, payment to the beneficiary, cancellation of the payment order or actions taken by any bank in respect of such payment order may be made solely on the basis of the number. The Custodian shall not be liable for interest on the amount of any payment order that was not authorized or was erroneously executed unless the Company so notifies the Custodian within thirty
(30) business days following the Company's receipt of notice that such payment order had been processed. If a payment order in the name of the Company and accepted by the Custodian was not authorized by the Company, the liability of the parties will be governed by the applicable provisions of UCC 4A.

6. LAWS AND REGULATIONS. The rights and obligations of the Custodian and the Company with respect to any payment order executed pursuant to this Funds Transfer Services Schedule will be governed by any applicable laws, regulations, circulars and funds transfer system rules, the laws and regulations of the United States of America and of other relevant countries including exchange control regulations and limitations on dealings or other sanctions, and including without limitation those sanctions imposed under the law of the United States of America by the Office of Foreign Assets Control (OFAC). The Custodian represents and warrants that it has established and maintains controls and procedures reasonably designed to comply with OFAC regulations, and with all applicable anti-money laundering laws or regulations, including but not limited to the USA Patriot Act of 2001. Any taxes, fines, costs, charges or fees imposed by relevant authorities on such transactions shall be for the account of the Company.

7. MISCELLANEOUS. All accounts opened by the Company or its authorized agents at the Custodian subsequent to the date hereof shall be governed by this Funds Transfer Schedule. All terms used in this Funds Transfer Services Schedule shall have the meaning set forth in Article 4A of the Uniform Commercial Code as currently in effect in the State of New York (UCC 4A) unless otherwise set forth herein. The terms and conditions of this Funds Transfer Services Schedule are in addition to, and do not modify or otherwise affect, the terms and conditions of the Agreement and any other agreement or arrangement between the parties hereto. The execution and delivery of this Agreement have been authorized by the Board of Trustees of each Fund and signed by an authorized officer of each Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or

Shareholders of the Funds, but bind only the appropriate property of the Fund, portfolio, or Class, as provided in the relevant Trust's Declaration of Trust. Further, no Fund or portfolio will be liable or responsible for the acts, omissions or obligations of another Fund or portfolio.

8. INDEMNIFICATION. The Custodian does not recommend the sending of instructions by telefax or telephonic means as provided in Paragraph 2. BY ELECTING TO SEND INSTRUCTIONS BY TELEFAX OR TELEPHONIC MEANS, THE COMPANY AGREES TO INDEMNIFY THE CUSTODIAN AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES THEREFROM.
                  ---------------------------------------------

                  OPTIONAL: The Custodian will perform a Callback if instructions are sent by telefax or telephonic means as provided in Paragraph 2. THE COMPANY MAY, AT ITS OWN RISK AND BY HEREBY AGREEING TO INDEMNIFY THE CUSTODIAN AND ITS PARTNERS, OFFICERS AND EMPLOYEES FOR ALL LOSSES THEREFROM )EXCEPT AS MAY ARISE FROM THE GROSS NEGLIGENCE, WILL MISCONDUCT OR ACTIVE COLLUSION OF THE CUSTODIAN), ELECT TO WAIVE A CALLBACK BY THE CUSTODIAN BY INITIALLING HERE:____
                  ---------------------------------------------

Accepted and agreed:

BROWN BROTHERS HARRIMAN & CO.               STI CLASSIC FUNDS
                                            AND
                                            STI CLASSIC VARIABLE TRUST

By:   /s/ Stokley P. Towles                 By:  /s/ Timothy D. Barto
      ----------------------------          ------------------------------
Name:    Stokley P. Towles                  Name:     Timothy D. Barto
Title:   Partner                            Title:    Vice President
Date:    February 11, 2003                  Date:     February 13, 2003

                         ELECTRONIC AND ON-LINE SERVICES
                                    SCHEDULE

This Electronic and On-Line Services Schedule (this SCHEDULE) to a Custodian Agreement dated as of January 29, 2003 (as amended from time to time hereafter, the AGREEMENT) by and between Brown Brothers Harriman & Co. (WE, US, OUR) and STI Classic Funds and STI Classic Variable Trust (YOU, YOUR OR FUND), provides general provisions governing your use of and access to the Services (as hereinafter defined) provided to you by us via the Internet (at www.bbhco.com or such other URL as we may instruct you to use to access our products) and via a direct dial-up connection between your computer and our computers, as of January 29, 2003 (the EFFECTIVE DATE). Use of the Services constitutes acceptance of the terms and conditions of this Schedule, any Appendices hereto, the Terms and Conditions posted on our web site, and any terms and conditions specifically governing a particular Service or our other products, which may be set forth in the Agreement or in a separate related agreement (collectively, the RELATED AGREEMENTS).

1.   GENERAL TERMS.

     You will be granted access to our suite of online products, which may include, but shall not be limited to the following services via the Internet or dial-up connection (each separate service is a SERVICE; collectively referred to as the SERVICES):

     1.1. BIDS(R) and BIDS WorldView, a system for effectuating securities and fund trade instruction and execution, processing and handling instructions, and for the input and retrieval of other information;

     1.2.   F/X WorldView, a system for executing foreign exchange trades;

     1.3.   Fund WorldView, a system for receiving fund and prospectus information;

     1.4. BBHCOnnect, a system for placing securities trade instructions and following the status and detail of trades;

     1.5. ActionViewSM, a system for receiving certain corporate action information;

     1.6.   Risk View, an interactive portfolio risk analysis tool; and

     1.7.   Such other services as we shall from time to time offer.

2.       SECURITY / PASSWORDS.

     2.1. A digital certificate and/or an encryption key may be required to access certain Services. You may apply for a digital certificate and/or an encryption key by following the procedures set forth at http://www.bbh.com/certs/. You also will need an identification code
            (ID) and password(s) (PASSWORD) to access the Services.

     2.2.   You agree to safeguard your digital  certificate  and/or  encryption key, ID, and Password and not to give or make available, intentionally or otherwise, your digital certificate, ID, and/or Password to any unauthorized person. You must immediately notify us in writing if you believe that your digital certificate and/or encryption key, Password, or ID has been compromised or if you suspect unauthorized access to your account by means of the Services or otherwise, or when a person to whom a digital certificate and/or an encryption key, Password, or ID has been assigned leaves or is no longer permitted to access the Services.

     2.3. We will not be responsible for any breach of security, or for any unauthorized trading or theft by any third party, caused by your failure (be it intentional, unintentional, or negligent) to maintain the confidentiality of your ID and/or Password and/or the security of your digital certificate and/or encryption key.

3.   INSTRUCTIONS.

     3.1. Proper instructions under this Schedule shall be provided as designated in the Related Agreements (INSTRUCTIONS).

     3.2. The following additional provisions apply to Instructions provided via the Services:

            a. Instructions sent by electronic mail will not be accepted or acted upon.

            b. You authorize us to act upon Instructions received through the Services utilizing your digital certificate, ID, and/or Password as though they were duly authorized written instructions, without any duty of verification or inquiry on our part, and agree to hold us harmless for any losses you experience as a result.

            c. From time to time, the temporary unavailability of third party telecommunications or computer systems required by the Services may result in a delay in processing Instructions. In such an event, we shall not be liable to you or any third party for any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind (including without limitation, reasonable attorneys', accountants', consultants', or experts' fees and disbursements) that you experience due to such a delay.

4.   ELECTRONIC DOCUMENTS.

     We may make periodic statements, disclosures, notices, and other documents available to you electronically, and, subject to any delivery and receipt verification procedures required by law, you agree to receive such documents electronically and to check the statements for accuracy. You may also opt to receive printed reports. If you believe any such statement contains incorrect information, you must follow the procedures set forth in the Related Agreement(s).

5.   MALICIOUS CODE.

     [You understand and agree that you will be responsible for the introduction (by you, your employees, agents, or representatives) into the Services, whether intentional or unintentional, of (i) any virus or other code, program, or sub-program that damages or interferes with the operation of the computer system containing the code, program or sub-program, or halts, disables, or interferes with the operation of the Services themselves; or
     (ii) any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security of the Services or the system containing the software code for the Services (MALICIOUS CODE), except to the extent that we provided or transmitted, whether intentionally or unintentionally, such virus, code, program, device, method or token to you. You agree to take all necessary actions and precautions as you would with your own systems to prevent the introduction and proliferation of any Malicious Code into those systems that interact with the Services.

6.   INDEMNIFICATION.

     For avoidance of doubt, each party hereby agrees that the provisions in the Related Agreement(s) related to indemnification and any limitations on liability and responsibilities shall be applicable to this Agreement, and are hereby expressly incorporated herein. You agree that the Services are comprised of telecommunications and computer systems, and that it is possible that Instructions, information, transactions, or account reports might be added to, changed, or omitted by electronic or programming malfunction, unauthorized access, or other failure of the systems which comprise the Services, despite the security features that have been designed into the Services. You agree that we will not be liable for any action taken or not taken in complying with the terms of this Schedule, except for our willful misconduct, bad faith or negligence. The provisions of this paragraph shall survive the termination of this Schedule and the Related Agreements.

7.   PAYMENT.

     You may be charged for services hereunder as set forth in a fee schedule from time to time agreed by us.

8.   TERM/TERMINATION.

     8.1. This Schedule is effective as of the date you sign it or first use the Services, whichever is first, and continues in effect until such time as either you or we terminate the Schedule in accordance with this Section 8 and/or until your off-line use of the Services is terminated.

     8.2. We may terminate your access to the Services at any time, for any reason, with 10 (ten) business days prior notice; provided that we may terminate your access to the Services with no prior notice (i) if your account with us is closed, (ii) if you fail to comply with any of the terms of this Agreement, (iii) if we believe that your continued access to the Services poses a security risk, or (iv) if we believe that you are violating or have violated applicable laws, and we will not be liable for any loss you may experience as a result of such termination. You may terminate your access to the Services at any time by giving us ten (10) business days notice. Upon termination, we will cancel all your Passwords and IDs and any in-process or pending Instructions will be carried out or cancelled, at our sole discretion.

9.   MISCELLANEOUS.

     9.1. NOTICES. All notices, requests, and demands (other than routine operational communications, such as Instructions) shall be in such form and effect as provided in the Related Agreement(s).

     9.2. INCONSISTENT PROVISIONS. Each Service may be governed by separate terms and conditions in addition to this Schedule and the Related Agreement(s). Except where specifically provided to the contrary in this Schedule, in the event that such separate terms and conditions conflict with this Schedule and the Related Agreement(s), the provisions of this Schedule shall prevail to the extent this Schedule applies to the transaction in question.

     9.3. BINDING EFFECT; ASSIGNMENT; SEVERABILITY. The execution and delivery of this Agreement have been authorized by the Board of Trustees of each Fund and signed by an authorized officer of each Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Funds, but bind only the appropriate property of the Fund, portfolio, or Class, as provided in the relevant Trust's Declaration of Trust. Further, no Fund or portfolio will be liable or responsible for the acts, omissions or obligations of another Fund or portfolio. Your rights under this Schedule may not be assigned without our prior written consent. In the event that any provision of this Schedule conflicts with the law under which this Schedule is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over you and us, such provision shall be deemed to be restated to effectuate as nearly as possible the purposes of the
            Schedule in accordance with applicable law. The remaining provisions of this Schedule and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

     9.4. CHOICE OF LAW; JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. The parties hereby agree to the non-exclusive jurisdiction of federal courts sitting in the State of New York or the Commonwealth of Massachusetts, or of the State courts of either such State or such Commonwealth.

                                            STI CLASSIC FUNDS
                                            AND
                                            STI CLASSIC VARIABLE TRUST ("YOU")


                                            BY:      /S/ TIMOTHY D. BARTO
                                                     ---------------------------

                                            TITLE:   VICE PRESIDENT
                                                     ---------------------------

                                            DATE:    FEBRUARY 13, 2003
                                                     ---------------------------

                               DELEGATION SCHEDULE

         By its execution of this Delegation Schedule dated as of January 29, 2003, [FUND], a management investment company registered with the Securities and Exchange Commission (the COMMISSION) under the Investment Company Act of 1940, as amended, (the 1940 ACT), acting through its Board of Directors/Trustees or its duly appointed representative (the FUND), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the DELEGATE) as its delegate to perform certain functions with respect to the custody of Fund's Assets outside the United States.

1. MAINTENANCE OF FUND'S ASSETS ABROAD. The Fund, acting through its Board or its duly authorized representative, hereby instructs Delegate pursuant to the terms of the Custodian Agreement dated as of the date hereof executed by and between the Fund and the Delegate (the CUSTODIAN AGREEMENT) to place and maintain the Fund's Assets in countries outside the United States in accordance with Instructions received from the Fund's Investment Advisor and in accordance with this Schedule. Such instruction shall represent an Instruction under the terms of the Custodian Agreement. The Fund acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as Foreign Custody Manager as indicated on Delegate's Global Custody Network Listing, as may be revised from time to time upon advance written notice to Fund; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services. Delegate will provide the Fund with advance written notice of such countries.

2. DELEGATION. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform those duties set forth in this

Delegation Schedule concerning the safekeeping of the Fund's Assets in each of the countries designated on the Global Custody Network Listing. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund's Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund confirms to the Delegate that the Fund or its investment adviser has considered the Sovereign Risk and Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund's Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under 1940 Act Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Fund's Assets held in custody pursuant to the terms of the Custodian Agreement. The Delegate agrees to provide the Board from time to time such reasonable documentation of its capacity to exercise reasonable care in respect of the duties described in this attachment as the Board may reasonably require.

3. SELECTION OF ELIGIBLE FOREIGN CUSTODIAN AND CONTRACT ADMINISTRATION. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

              (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIAN. The Delegate shall place and maintain the Fund's Assets with an Eligible Foreign Custodian; PROVIDED that the Delegate shall have determined that the Fund's Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets, including without limitation:

              (i) The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;
              (ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund's Assets;

              (iii) The Eligible Foreign Custodian's general reputation and standing; and
              (iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.


              (b) CONTRACT ADMINISTRATION. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

              (i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;
              (ii) That the Fund's Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;
              (iii) That beneficial ownership of the Fund's Assets will be freely transferable without the payment of money or value other than for safe custody or administration;
              (iv) That adequate records will be maintained identifying the Fund's Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;
              (v) That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and
              (vi) That the Delegate (and the Fund, if the Fund so requests) will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund's Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing the Fund's Assets.

         Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund's Assets as the specified provisions, in their entirety.

              (c) LIMITATION TO DELEGATED SELECTION. Notwithstanding anything in this Delegation Schedule to the contrary, and unless otherwise agreed upon by the parties, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4. MONITORING. The Delegate shall establish and maintain a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund's Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Fund's Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the performance and continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5. REPORTING. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of the Fund's Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report as to any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation. The Delegate also will provide the Fund with any additional information about the Fund's foreign custody arrangements as the Fund may reasonably request from time to time.

6. WITHDRAWAL OF FUND'S ASSETS. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under
Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Fund's Assets from the non-complying arrangement as soon as reasonably practicable; PROVIDED, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund's Assets or would materially impair the liquidity, value or other investment characteristics of the Fund's Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Fund or its Investment Advisor with respect to such liquidation or other withdrawal.

7. DIRECTION AS TO ELIGIBLE FOREIGN CUSTODIAN. Notwithstanding this Delegation Schedule, the Fund, acting through its Board, its Investment Advisor or its other authorized representative, may direct the Delegate to place and maintain the Fund's Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8. STANDARD OF CARE. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund's Assets would exercise.

9. REPRESENTATIONS. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

    The Fund hereby represents and warrants that its Board of Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

10. EFFECTIVENESS; TERMINATION. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. NOTICES. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12. DEFINITIONS. Capitalized terms in this Delegation Schedule have the following meanings:

              a. ELIGIBLE FOREIGN CUSTODIAN - shall have the meaning set forth in Rule 17f-5(a)(1) and shall also include a U.S. Bank.

              b. FUND'S ASSETS - shall mean any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

              c. INSTRUCTIONS - shall have the meaning set forth in the Custodian Agreement.

              d. Securities Depository - shall have the meaning set forth in Rule 17f-7.

              e.  Sovereign  Risk - shall have the  meaning set forth in Section
              10.1.3 of the Custodian Agreement.

              f . U.S. Bank - shall mean a bank that qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the Act.

13. GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. The parties hereby agree to the non-exclusive jurisdiction of federal courts sitting in the State of New York or the Commonwealth of Massachusetts, or of the State courts of either such State or such Commonwealth.

14. Integration. This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement, and indemnification provisions.

15. LIMITATION OF LIABILITY. The execution and delivery of this Agreement have been authorized by the Board of Trustees of each Fund and signed by an authorized officer of each Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Funds, but bind only the appropriate property of the Fund, portfolio, or Class, as provided in the relevant Trust's Declaration of Trust. Further, no Fund or portfolio will be liable or responsible for the acts, omissions or obligations of another Fund or portfolio.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.



BROWN BROTHERS HARRIMAN & CO.               STI CLASSIC FUNDS
                                            AND
                                            STI CLASSIC VARIABLE TRUST


By:  /s/ Stokley P. Towles                  By:  Timothy D. Barto
     --------------------------             ---------------------------------

Name:    Stokley P. Towles                  Name:   Timothy D. Barto
Title:   Partner                            Title:  Vice President

[STI Classic Funds LOGO OMITTED]   GLOBAL CUSTODY FEE PROPOSAL     [BROWN
                                         JANUARY 2003              BROTHERS
                                                                   HARRIMAN LOGO
                                                                   OMITTED]
--------------------------------------------------------------------------------

I.   GLOBAL CUSTODY & SECURITIES LENDING ADMINISTRATION FEES:


ANNUAL RELATIONSHIP BASED CHARGES:      3.00 basis points (non-US assets)
                                        1.00 basis point (US assets)


NON-US TRANSACTION CHARGE*:      $25.00

     * Includes market charges, 3rd party FX, non-US wires, cancels & corrects, and non-automated instructions.


US TRANSACTION CHARGE*:          $8.00

     * Includes DTCC, Fed, wires, book transfers, derivatives, securities lending new loans/returns, repos, commercial paper, maturity collections, paydowns, cancels & corrects, and non-automated instructions.


SECURITIES LENDING ADMINISTRATION ANNUAL MAINTENANCE:    $5,000 per fund


OUT OF POCKET: Standard out of pocket expenses will apply, customized programming to be negotiated.

Fees quoted above offered contingent upon the information provided and assuming the actual experience will not be materially different from this projected. BBH reserves the right to modify as additional markets and/or services are introduced. If total "emerging /pre-emerging markets" assets reach 5.00% of the total assets held at BBH, the global custody asset and transaction charges as described in Section III will take effect.


II.  VALUE ADDED CREDITS:

COMMISSION RECAPTURE (NON-US & US EQUITIES): BBH will provide Trusco with the ability to recapture $1.00 for each $3.00 in commission dollars from any equity trade executed through BBH or through its broker network.


BBH BROKERAGE: For US equity executions through BBH as broker directly utilizing Bloomberg, Reuters, SWIFT, FIX, GL-Trader (or any other automated platform), BBH will waive delivery and receipt charges.


CASH MANAGEMENT: BBH will pay Trusco interest on US and non-US balances. Idle balances are invested automatically through our cash management sweep service where investments are made in overnight time deposits with BBH's Grand Cayman branch or branches of other US licensed commercial banks.


FOREIGN EXCHANGE CREDITS: BBH will provide Trusco with a credit of 0.15 basis points towards BBH-generated fees based on a percentage of total volume directed to BBH in each calendar year.


CONVERSION MANAGEMENT: BBH will provide Trusco with an on-site experienced conversion team to assist Trusco throughout the entire conversion process.

[STI Classic Funds LOGO OMITTED]   GLOBAL CUSTODY FEE PROPOSAL     [BROWN
                                         JANUARY 2003              BROTHERS
                                                                   HARRIMAN LOGO
                                                                   OMITTED]
--------------------------------------------------------------------------------

III. ALTERNATIVE GLOBAL CUSTODY PRICING:

                               DEVELOPED MARKETS

           --------------------------------------------------------
            CURRENT
              STI                        ASSET BASED
            MARKETS                        FEE (BPS)  TRANS FEE ($)
                    DEVELOPED
               x    Australia                   3.00 $          25
               x    Austria                     3.00 $          25
               x    Belgium                     3.00 $          25
               x    Canada                      3.00 $          25
               x    Denmark                     3.00 $          25
               x    Finland                     3.00 $          25
               x    France                      3.00 $          25
               x    Germany                     3.00 $          25
               x    Hong Kong                   3.00 $          25
               x    Ireland                     3.00 $          25
               x    Italy                       3.00 $          25
               x    Japan                       3.00 $          25
               x    Luxembourg                  3.00 $          25
               x    Mexico                      3.00 $          25
               x    Netherlands                 3.00 $          25
               x    New Zealand                 3.00 $          25
               x    Norway                      3.00 $          25
               x    Singapore                   3.00 $          25
               x    Spain                       3.00 $          25
               x    Sweden                      3.00 $          25
               x    Switzerland                 3.00 $          25
               x    United Kingdom              3.00 $          25
               x    United States               1.00 $           8
           --------------------------------------------------------

                               EMERGING MARKETS

           --------------------------------------------------------
            CURRENT
              STI                        ASSET BASED
            MARKETS                        FEE (BPS)  TRANS FEE ($)
                    EMERGING
                    Argentina                  25.00 $          75
                    Bermuda                    35.00 $         110
                    Brazil                     15.00 $          50
                    Chile                      35.00 $          85
                    China                      35.00 $          75
                    Colombia                   45.00 $         100
                    Czech Republic             30.00 $          65
                    Egypt                      50.00 $         150
               x    Greece (on site trans)     50.00 $         100
                    Hungary                    55.00 $         200
                    India                      40.00 $         150
                    Indonesia                  15.00 $          55
                    Israel                     25.00 $          75
                    Malaysia                   10.00 $          65
                    Peru                       50.00 $         110
                    Philippines                25.00 $          65
                    Poland                     60.00 $         125
               x    Portugal                   30.00 $         150
                    Russia                     65.00 $         250
                    Slovakia                   35.00 $         100
                    So. Arica                  12.00 $          50
               x    So. Korea                  20.00 $          50
               x    Taiwan                     25.00 $          75
                    Thailand                   15.00 $          65
                    Turkey                     35.00 $         125
                    Venezuela                  45.00 $         125
--------------------------------------------------------------------------------

[STI Classic Funds LOGO OMITTED]   GLOBAL CUSTODY FEE PROPOSAL     [BROWN
                                         JANUARY 2003              BROTHERS
                                                                   HARRIMAN LOGO
                                                                   OMITTED]
--------------------------------------------------------------------------------



                              PRE-EMERGING MARKETS


           --------------------------------------------------------
            CURRENT
              STI                        ASSET BASED
            MARKETS                        FEE (BPS)  TRANS FEE ($)
                    PRE-EMERGING
                    Bahrain                      TBD           TBD
                    Bangladesh                   TBD           TBD
                    Bolivia                      TBD           TBD
                    Botswana                     TBD           TBD
                    Bulgaria                     TBD           TBD
                    Costa Rica                   TBD           TBD
                    Croatia                      TBD           TBD
                    Cyprus                       TBD           TBD
                    Ecuador                      TBD           TBD
                    Estonia                      TBD           TBD
                    Ghana                        TBD           TBD
                    Iceland                      TBD           TBD
                    Jamaica                      TBD           TBD
                    Kazakhstan                   TBD           TBD
                    Kenya                        TBD           TBD
                    Latvia                       TBD           TBD
                    Lebanon                      TBD           TBD
                    Lithuania                    TBD           TBD
                    Malawi                       TBD           TBD
                    Malta                        TBD           TBD
                    Mauritius                    TBD           TBD
                    Morocco                      TBD           TBD
                    Namibia                      TBD           TBD
                    Nigeria                      TBD           TBD
                    Oman                         TBD           TBD
                    Pakistan                     TBD           TBD
                    Palestine                    TBD           TBD
                    Panama                       TBD           TBD
                    Qatar                        TBD           TBD
                    Romania                      TBD           TBD
                    Slovenia                     TBD           TBD
                    Sri Lanka                    TBD           TBD
                    Swaziland                    TBD           TBD
                    Trinidad & Tobago            TBD           TBD
                    Tunisia                      TBD           TBD
                    Ukraine                      TBD           TBD
                    United Arab emirates         TBD           TBD
                    Uruguay                      TBD           TBD
                    Uzbekistan                   TBD           TBD
                    Vietnam                      TBD           TBD
                    West Africa                  TBD           TBD
                    Zambia                       TBD           TBD
                    Zimbabwe                     TBD           TBD
           --------------------------------------------------------